UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. ___ )
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Eddie Bauer Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
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MESSAGE FROM FABIAN MÅNNSON
The following message was delivered by Eddie Bauer’s President and CEO, Fabian Månsson, today:
      A news release was issued this morning announcing that Eddie Bauer Holdings, Inc. and Eddie B Holding Corp., a company owned by affiliates of Sun Capital Partners, Inc. and Golden Gate Capital, today announced that they have entered into a definitive agreement under which Eddie B Holding Corp. has agreed to acquire Eddie Bauer for $9.25 per share in cash. The per share consideration represents an approximately 12% premium over the four weeks’ average closing price of Eddie Bauer Common stock. The transaction is the culmination of the process we announced back in May to explore strategic alternatives for the Company.
      Eddie B. Holding Corp. is a new company created by affiliates of Sun Capital Partners, Inc. and Golden Gate Capital. Upon the close of the transaction, Eddie B. Holding Corp. will be the new owner of Eddie Bauer.
      As we discussed in May when the announcement was made that the Board had decided to pursue strategic alternatives for the company, it is the responsibility of the Board to make decisions that are in the best interest of the company and its stockholders. The Board engaged in a thorough process, considering various alternatives with the assistance of outside financial and legal advisors.
      The Board has unanimously approved this transaction that we believe will provide Eddie Bauer with new resources and the time necessary to execute our turnaround strategy. We look forward to partnering with Sun Capital Partners and Golden Gate Capital, which bring extensive experience in the retail and catalog sectors, to take our Company to the next level and to capitalize on the potential of the Eddie Bauer brand. In particular, Golden Gate Capital has been among the largest acquirers of women’s apparel direct marketers, including Eddie Bauer’s former affiliates Spiegel and Newport News in 2004 ($4 billion portfolio of apparel and direct marketing sales). Moreover, Sun Capital Partners has been among the largest acquirers of retail and direct apparel businesses including Mervyns, Shopko, Anchor Blue, and Lillian Vernon with over $12 billion of portfolio company retail sales. We believe the collective experiences of the Golden Gate and Sun Capital and their respective portfolio companies will be utilized to enhance Eddie Bauer’s position in the retail marketplace.
      Your effort and passion for delivering premium quality and service to our customers was integral in this process. You have stayed focused on our business and consistently delivering to our customers. I want to personally thank you for your hard work during this uncertain time. I know there has been speculation over the past few months, as we worked our way through this process. We made our announcement just as soon as we could.
      We must continue to stay focused on providing premium quality and service through the ultra-important Holiday season. The announcement of this deal is just one of many steps that need to be completed in the transaction. The transaction, which is anticipated to close in the first quarter of 2007, is subject to the approval of Eddie Bauer stockholders and other customary closing conditions, including Hart-Scott-Rodino antitrust review.
      We expect to file preliminary proxy materials with the SEC on November 23, 2006 that will provide background on the transaction for our stockholders to review. Ultimately, a meeting will be scheduled for the stockholders to vote on the transaction.
      We will provide updates as we can and when we can. If you have any questions about this announcement, we encourage you to reach out to your departmental supervisor or any of us on the senior management team. We will do our best to respond your questions, but we should all recognize that it is still early in the process of completing the transaction and we may not yet have all the answers.
      I sincerely thank you for all the hard work to date and your continued hard work and commitment going forward.
Cautionary Statement Regarding Forward-Looking Statements
      This document includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed transaction, expected synergies and anticipated future financial operating performance and results, including estimates of growth. These statements are based on the current expectations of Eddie Bauer’s management. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. These include, for example: Eddie Bauer may be unable to obtain shareholder approval required for the merger, the timing of, and regulatory and other conditions associated with, the completion of the merger; volatility in the stock markets; proposed store openings and closings; proposed capital expenditures; projected financing requirements; proposed developmental projects; projected sales and earnings, and Eddie Bauer’s ability to maintain selling margins; general economic conditions; consumer demand; consumer preferences; weather patterns; competitive factors, including pricing and promotional activities of major competitors; the availability of desirable store locations on suitable terms; the availability, selection and purchasing of attractive merchandise on favorable terms; import risks; Eddie Bauer’s ability to control costs and expenses; unforeseen computer related problems; any unforeseen material loss or casualty; and the effect of inflation. Additional factors that may affect the future results of Eddie Bauer are set forth in its filings with the Securities and Exchange Commission, which are available free of charge on the SEC’s web site at http://www.sec.gov.
Important Information for Investors and Stockholders
      In connection with the merger and related transactions, Eddie Bauer will file a proxy statement with the SEC. Investors and security holders are urged to carefully read the important information contained in the materials regarding the proposed transaction when it becomes available. Investors and security holders will be able to obtain a copy of the proxy statement and other documents containing information about Eddie Bauer, free of charge, at the SEC’s web site as www.sec.gov. In addition, copies of the proxy statement will be available free of charge on the investor relations portion of the Eddie Bauer website at www.eddiebauer.com, and may also be obtained by writing Eddie Bauer Holdings, Inc.’s investor relations department, at 15010 NE 36th Street, Redmond, WA 98052, or by calling 425-755-6209.
      Eddie Bauer and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Eddie Bauer’s shareholders in respect of the proposed transaction. Information regarding Eddie Bauer’s directors and executive officers is available in the company’s Form 10, filed with the SEC on May 1, 2006 and amended on June 27, 2006. Additional information regarding the interests of such potential participants will be included in the forthcoming proxy statement and other relevant documents filed with the SEC when they become available.